 Exhibit 99.1

Kaya Holdings, Inc. Psychedelics Subsidiary Taps Total Holistic Center™ to Develop Ketamine Treatment Model for Launch of Fifth Dimension Therapeutics™ Mind Care Clinics

FT. LAUDERDALE, FL /February 15, 2023 / Kaya Holdings, Inc., ("KAYS" or the "Company") (OTCQB: KAYS), a pioneer in the U.S. cannabis industry, announced today that its subsidiary Fifth Dimension Therapeutics™ (FDT) has reached an agreement in principle with Florida-based Total Holistic Center™ (“Total Holistic”) to assist FDT with the development of its ketamine treatment model as a first step in the launch of its planned Fifth Dimension Therapeutics Mind Care Clinics and Telehealth Services.

Dr. Anya Temer of Total Holistic Center will be

developing treatment protocols for KAYS’

Ketamine Clinic and Telehealth Model to be Launched from

Holistic’s Boca Raton, Lake Worth, and Miami Beach Clinics

Initial plans call for co-locating the Company’s “Keta-Kaya” business within Total Holistic Center’s existing offices in Boca Raton, Fort Worth and Miami Beach upon the completion of required protocols. The hybrid Ketamine Clinic and Telehealth model will operate under the direction of Dr. Anya Temer, who will initially serve as FDT’s Medical Director in Florida.

Off label Ketamine Therapy has literally offered a new life to some afflicted with treatment resistant depression (TRD) and PTSD, part of a

Global Suicide Epidemic that claims a life approximately every 40 seconds.

“This is our first step in the rollout of our business plan that calls for us to establish Fifth Dimension Therapeutics™ Mind Care Clinics and Telehealth Operations in multiple geographic locations” stated W. David Jones, a KAYS Senior Advisor and driving force behind the company’s developing psychedelic operations. “Ketamine, and soon psilocybin, offer breakthrough opportunities to effectively confront debilitating treatment resistant mental health conditions like depression and PTSD. It is the potential to help people while providing an exciting business opportunity motivates us.”

“I, and the entire Holistic team, are excited to work with the Kaya team and implement the Fifth Dimension Therapeutics ketamine therapy program. We look forward to working with them in and potentially beyond Florida,” said Dr. Anya Temer. “We are pleased to work together to innovate psychedelic care delivery.”

“We are working diligently to develop the treatment experiences we believe will most benefit our target customers. We believe that being able to work with Dr. Temer and the Total Holistic Center team will certainly contribute significantly to the high standards of treatment to which we aspire” concluded KAYS’ CEO Craig Frank. “As our cannabis activities shift to more rapidly growing overseas markets, we plan to focus more of our domestic U.S. efforts to establishing Fifth Dimension Therapeutics™.” The electricity in the air has returned”.

About Ketamine Therapy

Ketamine was FDA approved it as an anesthetic for people in 1970 and was used in treating injured soldiers on the battlefields in the Vietnam War. Since that time Emergency responders began to give it to an agitated patient who, for example, they have rescued from a suicide attempt, which has led Doctors to realize that the drug had powerful effects against depression and suicidal thoughts.

Today, Ketamine has been repurposed as an off-label analgesic and antidepressant. Extensive investigation of its rapid anti-depressive effects has been a breakthrough offering a potential lifesaving reprieve to those suffering from Treatment Resistant Depression (TRD) and has also been shown to reduce suicidal ideation in depressed patients at risk for suicide. Similarly, the administration of ketamine was effective at reducing depressive symptoms, acute suicidal behavior, and mood lability in youth with TRD and bipolar disease.

In 2019, the Food and Drug Administration (FDA) approved a nasal spray called esketamine, derived from ketamine—an anesthetic that has made waves for its surprising antidepressant effect. Intranasal esketamine is the only form of ketamine that has been FDA-approved as a treatment for TRD. However, Physicians have been prescribing racemic ketamine off-label to patients with depression for at least two decades. Additionally, Telehealth providers deliver oral tablets of ketamine that are taken at home for convenience with remote monitoring equipment and protocols for safety (also an off-label use). Using an approved drug for unapproved purposes (such as Ozempic for weight loss) is legal with the patient’s informed consent.

KAYS SHAREHOLDERS AND OTHER INTERESTED PARTIES - PLEASE UPDATE YOUR CONTACT INFORMATION

We routinely receive calls and emails from shareholders asking us questions about KAYS, so we are asking all KAYS shareholders to email us and confirm their contact info. Please email info@kayaholdings.com with "KAYS shareholder update" in the subject line and include your name, address, phone number and number of shares you own so that we may make sure you receive all updates and can respond to any shareholder inquiries.

About Dr. Anya Temer and Total Holistic Center (https://www.totalholisticcenter.com )

Dr. Temer is the medical director and chief practitioner at Total Holistic Centers, a Florida based Alternative Healthcare Provider with offices in Boca Raton, Fort Worth, and Miami Beach.

Dr. Temer completed Bachelor degree with a Major in Psychology from Hunter University. She received her medical degree from the New York College of Osteopathic Medicine in 2011, completing her residency at Westchester General Hospital of Florida in 2014. Since that time she has dedicated her career to the holistic / integrative view of medicine that the human is not a series of separate organs, but rather one cohesive unit that needs to be viewed as a whole. Much of the therapy at Total Holistic Center is focused on the mind - body connection while using the latest personalized biometrics to understand the root cause of each client's problems. Her dedication to the “whole - person / root - cause” approach sharpened during her residency as she saw imbalances between such areas as patient treatment, nutrition, exercise, and mental health.

About Kaya Holdings, Inc. (www.kayaholdings.com )

Kaya Holdings, Inc. (OTCQB:KAYS) is a Mind Care Company with longstanding operations as a touch-the-plant, vertically integrated legal cannabis business operating a number of majority-owned subsidiaries to retail, cultivate, produce and distribute premium medical and recreational cannabis products. The Company is evolving into a full mind care enterprise with the planned introduction psilocybin at-home and in-facility treatments, as permitted by law. KAYS is a fully reporting, US-based publicly traded company, listed for trading on the OTCQB Tier of the over-the-counter market under the symbol KAYS.

Summary of Operations

KAYS corporate structure includes the following four majority-owned subsidiaries, each responding to various demands and opportunities in the cannabis or psychedelic industry:

Fifth Dimension Therapeutics, Inc., serves as the Company's operating branch to the psychedelic treatment sector, including operation of mushroom cultivation facilities, in-facility treatment centers, and at-home treatment programs.

Marijuana Holdings Americas, Inc. owns the Kaya Shack™ brand of licensed medical and recreational marijuana stores (www.kayashack.com) and the Kaya Farms™ brand of cannabis production and processing operations that operate in the United States.

Kaya Brands International, Inc., serves as the vehicle for the Company's non-U.S. operations including cultivation activities in Greece and Israel.

Kaya Brands USA, Inc. owns a wide range of proprietary brands of cannabis extracts, oils, pre-rolls, topicals, edibles and beverages, cannaceuticals and related accessories.

Important Disclosure

KAYS is planning execution of its stated business objectives in accordance with current understanding of state and local laws and federal enforcement policies and priorities as it relates to cannabis and psychedelics. Potential investors and shareholders are cautioned that KAYS and subsidiaries including FTD will obtain advice of counsel prior to actualizing any portion of their business plan (including but not limited to license applications for the cultivation, distribution or sale of marijuana and psychedelic products, engaging in said activities or acquiring existing production/sales operations). Advice of counsel with regard to specific activities of KAYS, federal, state or local legal action or changes in federal government policy and/or state and local laws may adversely affect business operations and shareholder value.

Forward-Looking Statements

This press release includes statements that may constitute "forward-looking" statements, usually containing the words "believe," "estimate," "project," "expect" or similar statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, acceptance of the Company's current and future products and services in the marketplace, the ability of the Company to develop effective new products and receive regulatory approvals of such products, competitive factors, dependence upon third-party vendors, and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

For more information contact Investor Relations: info@kayaholdings.com or 561-400-1971.

SOURCE: Kaya Holdings, Inc.